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                                                                       EXHIBIT 4


                            "LEGEND ON REVERSE SIDE"

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                  INCORPORATED UNDER THE LAWS OF THE STATE OF

                                     NEVADA

NUMBER                                                              SHARES

6348                                                            ***5,000,000***

                                                           CUSIP NO. 162822 10 0

                              CHECKPOINT GENETICS
                             PHARMACEUTICALS, INC.

RESTRICTED STOCK

                  AUTHORIZED COMMON STOCK: 140,000,000 SHARES
                                PAR VALUE: $.001


This Certifies that        ***RIDGEWAY COMMERCIAL HOLDINGS LIMITED***

Is The Record Holder Of    ***FIVE MILLION***

     Shares of CHECKPOINT GENETICS PHARMACEUTICALS, INC. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: NOVEMBER 22, 2000

                                                           Restricted Stock

           [CHECKPOINT GENETICS PHARMACEUTICALS, INC. CORPORATE SEAL]

/s/ CLAUDINE O. MONTENEGRO                            /s/ [SIGNATURE ILLEGIBLE]
--------------------------                            --------------------------
                 SECRETARY                                             PRESIDENT



                     [CORPORATE SEAL, CHECKPOINT GENETICS]